U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011 (April 29, 2011)

American Capital, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

This Form 8-K/A is being filed as an amendment ("Amendment No. 1") to the Current Report on Form 8-K filed by American Capital, Ltd. (the "Company") with the Securities and Exchange Commission on May 4, 2011 (the "Original Filing"). The sole purpose of this Amendment No. 1 is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07(d). Submission of Matters to a Vote of Security Holders.

At the Company's 2011 Annual Meeting of Stockholders held on April 29, 2011, the Company's stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes to approve the compensation of the Company's named executive officers - or future "say-on-pay" votes. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding a "say-on-pay" vote every three years.

After considering the results of such stockholder vote, the Company's Board of Directors decided, at a meeting held on July 21, 2011, that the Company will hold an advisory "say-on-pay" vote every three years in conjunction with its annual meeting of stockholders occurring in such years. Accordingly, the Company will include an advisory "say-on-pay" vote every three years in its future proxy materials until the next stockholder vote on the frequency of "say-on-pay" votes, which will be held at the Company's annual meeting of stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: July 22, 2011	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary